COMMERCIAL LEASE

THIS LEASE entered into as of **October 1, 2015**, between MILWHE PROPERTIES, LLC, a Michigan limited liability company (hereinafter referred to as "Landlord"), of 122 W. State Street, Traverse City, Michigan, and SALAMANDER TECHNOLOGIES, LLC, a Minnesota limited liability company (hereinafter referred to as "Tenant"), of 319 Barry Ave. S. #303, Wayzata, Minnesota.

W I T N E S S E T H

1. Leased Premises. Landlord leases to Tenant and Tenant hires from Landlord a portion of the building (the "Building") located at 122 West State Street, Traverse City, Michigan **shown on the plan attached as Exhibit A**, consisting of approximately **5,501 square feet**; subject, however, to easements and restrictions of record, if any, and present and future zoning or other laws and regulations relating to the Premises. Tenant may use **10** parking places adjacent to the building as provided by Landlord.

Landlord may from time to time designate portions of the Building as common areas, including but not limited to the parking areas, sidewalks, landscaped areas, roadways, loading areas, service areas, roofs, sprinklers, lighting facilities, corridors, stairways, elevators, restrooms, and other facilities designated by Landlord from time to time. Tenant and its agents, employees and business invitees shall have a right, in common with others, to use the common areas subject to such reasonable and uniform rules and regulations as may from time to time be made by Landlord.

2. Term. The term of this Lease (the "Term") shall commence on October 1, 2015 (the "Commencement Date") and shall expire on September 30, 2016.

3. Rent.

(a) Minimum Rent. The fixed minimum rent for the Premises shall be payable by Tenant to Landlord in equal monthly installments of **Six Thousand Seven Hundred and Four and 50/100s $6,704.50**) Dollars each, on or before the first day of each month in advance during the term hereof without any prior demand therefore and without deduction or set off whatsoever, the first monthly rental payment to be paid upon execution of this Lease.

(b) Additional Rent. The Tenant shall pay as additional rent any money and charges required to be paid pursuant to the terms of this Lease whether or not the same may be designated "additional rent." If such amounts or charges are

not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

4. Place for Payment of Rent. All payments of rent shall be made at Landlord's address set forth above or at such other places as Landlord shall designate from time to time in writing.

5. Utilities. Tenant shall pay directly to the applicable utility provider all charges for separately metered and/or separately billed telephone, water, electricity and all other separately metered and/or separately billed utilities used on the Premises during the term of this Lease. Payments for electricity and water will be per the City of Traverse City bills for 122 W. State Street Account No. 295485-8610 (see attached sample).

Tenant shall reimburse Landlord for its Proportionate Share of gas and any other utilities that are not separately metered or separately billed directly to the Tenant. Tenant shall reimburse Landlord for gas bills and other utility bills that are not billed directly by the utility provider to Tenant within ten (10) days of receipt of an invoice from Landlord. Such reimbursement payments shall be made to Landlord at Landlord's address set forth above or at such other places as Landlord shall designate from time to time in writing.

6. Net Lease. This is a triple net lease. Each month at the same time Tenant pays the minimum fixed monthly rent as set forth in Section 3(a), Tenant shall also pay as additional rent Tenant's Proportionate Share of Real Property Taxes, Operating Expenses and Landlord's Insurance, as hereinafter defined. Tenant's Proportionate Share is 69.6%. The amount to be paid each month by Tenant for its Proportionate Share will be set forth in monthly invoices that are delivered by Landlord to Tenant. The obligation to pay all rent under this Lease, including without limitation any additional rent, shall survive the expiration or earlier termination of this Lease.

(a) "Real Property Taxes" is defined in Section 16.

(b) "Operating Expenses" shall include all reasonable costs incurred by Landlord relating to the operation, repair and

maintenance of the common areas of the Building, including janitorial expenses, utility charges not billable directly to tenants of the Building, and exterior maintenance expenses (including parking lot maintenance, snow removal and routine lawn care). Operating Expenses shall not include i) any interest, penalties or charges incurred by Landlord due to Landlord's failure to timely pay obligations relating to the Building, ii) expenses incurred in leasing or procuring tenants, iii) leasing commissions, iv) renovation expenses, v) capital expenditures or costs relating to the structural elements or mechanical systems of the Building, vi) legal expenses or any debt service of Landlord. Tenant shall have the right to review Landlord's Operating Expenses records in Landlord's offices with reasonable notice at a time agreed upon with Landlord.

(c) "Landlord's Insurance" is defined in Section 12(a).

7. Use of Premises. Tenant shall use and occupy the Premises only for the operation of **software development and related office, sales and promotions functions including warehousing and light manufacturing/kitting** and for no other purpose without the prior written consent of Landlord.

8. Preparation of Premises. Tenant shall pay all expense of preparing the Premises for Tenant's occupancy, except as may be otherwise agreed in writing.

9. Acceptance of Premises. Except as Landlord and Tenant may otherwise agree in writing at such time, the taking of possession by Tenant shall be conclusive evidence that, at such time, the Premises were in satisfactory or acceptable condition. Landlord has made no representations as to the condition of the Premises except as herein provided and Landlord shall not be liable for any latent or patent defects therein. Landlord warrants that, as of the date of this Lease, Landlord has not received written notice of any violation of any environmental laws or regulations applicable to the Premises.

10. Improvements and Alterations. Tenant may make alterations to the interior of the Premises, at its own expense, provided that no structural damage results; and further providing that any such alterations or improvements shall first be approved by Landlord in writing, which approval, however, shall not be unreasonably withheld.

11. Maintenance and Repair. The Landlord after receiving written notice from the Tenant and having reasonable opportunity thereafter to obtain the necessary workmen therefore agrees to keep in good order and repair the roof and the four

outer walls of the Premises, structural elements, mechanical elements (with the exception of minor repairs to the air conditioning system costing $250 or less, which shall be the responsibility of Tenant), and common areas, but not the doors, door frames, the window glass, window casings, window boxes, windows or any of the appliances or appurtenances of the doors or window casings, window frames and windows, or any attachment thereto or attachments to the building or Premises used in connection therewith. Except as provided in Section 13, Landlord shall not be responsible for any repairs, structural or otherwise, which are a result of the negligence or willful conduct of Tenant. Tenant shall maintain the interior non-structural and non-mechanical elements of the Premises, including the plate glass windows in good order and repair. In addition, Tenant shall undertake minor repairs (costing less than $250) to the air conditioning system. Any repairs made by Tenant shall be completed by a contractor approved in writing by Landlord before such work is commenced. If Tenant shall fail to properly maintain and repair the Premises after twenty (20) days' written notice from Landlord, Landlord may elect not to treat such failure as a breach of this Lease, in which case Landlord shall cause the repairs to be done and shall charge the expense thereof against Tenant, to be paid immediately upon presentation of a statement therefore. Landlord shall, upon notice of the need therefore from Tenant, and as soon thereafter as Landlord may reasonably obtain the necessary workman therefore, arrange for routine maintenance and repair of all plumbing, toilet facilities and other fixtures and equipment installed for the general supply of hot and cold water, heat, and electricity to the entire building of which the premises is a part. Landlord shall provide snow removal for the parking area.

12. Insurance.

(a) Landlord shall carry (i) fire and extended coverage insurance on the building in which the Premises are located in the amount of the full replacement value thereof, and (ii) public liability insurance relating to the common areas (collectively, "Landlord's Insurance").

(b) Tenant shall maintain insurance on Tenant's leasehold improvements, and on the contents on property in or about the Premises. Tenant shall, at its own cost and expense, obtain and keep in force, for its own benefit and the benefit of Landlord, public liability insurance with coverage in amounts not less than Two Million ($2,000,000.00) Dollars to any individual and Two Million ($2,000,000.00) Dollars for each accident, together with property damage insurance with coverage

of at least Two Million($2,000,000.00) Dollars for each accident; which policy shall name Landlord as an additional insured and a duplicate certificate of issuance of such insurance shall be furnished to Landlord. Such insurance shall be non-cancelable without thirty (30) days written notice to Landlord. Except for the public liability coverage required of Tenant hereunder, Tenant shall not obtain any separate insurance concurrent in form or contributing in the event of loss with that required of Landlord hereunder, unless Landlord is included therein as the insured, with the loss payable in accordance with this Lease. Tenant shall maintain worker's compensation insurance covering all of his employees to at least the statutory limit set forth under Michigan law.

All policies of insurance required by this lease to be carried shall provide by endorsement or otherwise, that such insurance may not be canceled, terminated, amended or modified for any reason whatsoever, except upon thirty (30) days prior written notice to both Landlord and Tenant. Prior to the time such fire and casualty, worker's compensation and general public liability insurance is first required to be carried by Tenant, and thereafter, at least fifteen (15) days prior to expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate or original of the aforesaid policy or a certificate evidencing each such insurance policy, together with evidence of payment for the policies. Failure by either party to obtain the insurance required above shall be regarded as a material default hereunder, entitling the non-defaulting party to exercise any and all of the remedies as provided in this Lease.

13. Waiver of Subrogation. The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with the following subrogation clause: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein;" and each party hereto by this Lease waives all claims for recovery from the other party for any loss or damage to any of its property insured under or required hereunder to be insured by valid and collectible insurance policies to the extent of any recovery collectible under such insurance subject to the limitation that this waiver shall apply only when it is either permitted or by the use of such good faith efforts could have been so permitted by the applicable policy of insurance.

14. Indemnity. Tenant agrees to indemnify and hold harmless the Landlord from any and all claims, demands or liabilities of whatsoever kind or nature which in any way arise out of Tenant's use and occupancy of the Premises, but not to the extent that any such claim, demand or liability arises from the gross negligence or intentional acts of Landlord. The liability of Tenant to indemnify Landlord as herein set forth shall not extend to any matter against which Landlord shall be effectively protected by insurance; provided, however, that if such liability shall exceed the amount of the effective and collectible insurance in question, the said liability of Tenant shall apply to such excess.

15. Signs. All signs and advertising displayed in and about the Premises shall be such only as advertise the business carried on upon said Premises, and that no sign shall be displayed excepting such as shall be approved by the Landlord prior to the installation thereof.

16. Personal Property and Taxes. All personal property of Tenant kept on the Premises shall be at Tenant's sole risk, and Tenant hereby waives all right of recovery which it might otherwise have against Landlord for any loss, theft or damage to Tenant's personal property, excepting such loss, theft or damage that may result from Landlord's negligence or intentional acts. Tenant shall pay promptly when due all personal taxes levied on personal property owned by Tenant. Landlord shall pay all real property taxes and assessments levied against the Premises. The term "Real Property Taxes" mean all real property taxes and the lowest allowable installments of any assessments levied against the Premises.

17. Destruction - Fire or Other Cause. If the Premises shall be rendered untenantable by fire or other casualty, then Landlord shall make the Premises tenantable as speedily as possible, and the rent shall be abated in whole or in part, according to the portion of the Premises which is rendered untenantable, during the period of untenantability, except that there shall be no such abatement if such fire or other casualty shall be caused by the negligence of Tenant or its agents, employees, invitees or licensees, and further, there shall be no abatement for the time required for the replacement or repair of any property of Tenant, in excess of the time required to make the Premises tenantable.

In the event that the Premises cannot be made tenantable within ninety (90) days, then either Landlord or Tenant may terminate this lease by notification to the other of such termination within ten (10) days after Landlord shall have

notified Tenant of the time required to make them tenantable. Landlord shall, in its sole judgment, reasonably exercised, determine the length of time required to make the Premises tenantable, and shall notify Tenant of such determination within twenty (20) days after the occurrence of the fire or other casualty.

In the event that the Premises shall be so damaged by fire or other casualty that demolition or substantial reconstruction is required, then Landlord may terminate this Lease by notifying the Tenant of such termination within thirty (30) days after the date of such damage.

18. Laws and Regulations. Tenant shall, at its own cost and expense, comply with all of the requirements of all laws and regulations, municipal, state and federal, now in force, or which may hereafter be in force, pertaining to its specific use of the Premises.

19. Eminent Domain. In the event that the Premises be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall terminate as of the date of actual taking. In the event that any substantial part of the Premises be so condemned or taken, Landlord shall have the right to terminate this Lease as of the date of actual taking by giving Tenant written notice of such termination; but should Landlord not so terminate this Lease, this Lease shall cease as to the part taken and the rent adjusted so that Tenant shall pay a pro-rata portion of the rent determined by the amount of space (and rate therefore) remaining after the taking. Landlord shall be entitled to receive the entire award from any such condemnation or taking of the Premises or any part thereof, without deduction therefrom for any estate or interest granted to Tenant by this Lease, provided, that nothing herein contained shall be deemed to prevent Tenant from claiming compensation for relocation costs or loss for interruption of business in the event an award with respect thereto is provided for by law or is fixed in the proceeding in which such taking shall occur; provided, further, that Tenant shall be entitled to such amount, if any, awarded for condemnation, or taking of personal property owned by Tenant, which personal property is not attached to the real estate as an appurtenance thereto.

20. Assignment and Subletting. Tenant shall not assign, mortgage or in any way encumber this Lease, nor any part, right or interest thereof, nor shall Tenant let or sublet or permit any part of the Premises to be used or occupied by others for any reason whatsoever, unless Landlord shall consent thereto in writing in each and every case and instance, which

consent shall not be unreasonably withheld. Tenant may sublet less than fifty (50%) percent of the premises with Landlord's reasonable consent provided forty-five (450) percent of the sub-Tenant's rent shall be paid to Landlord in addition to the rent provided in Paragraph 3.

Any consent by Landlord to an act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or Tenant's legal representatives or assigns, to obtain Landlord's consent to any other or subsequent assignment or subletting or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent. Nor shall receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant, or of any default by Tenant in the observation or performance of any of the conditions or covenants of this Lease, be deemed to be a waiver of any provision of this Lease.

Notwithstanding the foregoing, Landlord's consent to sublease or assign shall not be required where Tenant subleases or assigns all or part of the Premises to any related entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or if Tenant is acquired or sells substantially all of its assets pursuant to a merger or acquisition.

In the event of any assignment or subletting of this Lease (whether or not with the Landlord's consent), Tenant shall not be relieved of any obligations under this Lease.

21. Default and Termination. If any one or more of the following events (hereinafter referred to as "Events of Default") shall occur:

(a) if Tenant shall fail to make payment when due of any rent, additional rent or percentage rent when due and such default shall continue for a period of ten (10) days after notice from Landlord to Tenant specifying the items in default; or

(b) If default shall be made by Tenant in the performance or *compliance* with any of the agreements, terms, covenants or conditions in this Lease other than those referred to in subparagraph (a) hereof for a period of twenty (20) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default on a contingency which cannot

with due diligence be cured within the said twenty (20) day period, Tenant fails to proceed within the said twenty (20) day period to cure the same and thereafter to proceed with the curing of such default with due diligence (it being the intention hereby in connection with a default not susceptible of being cured with due diligence within the said twenty (20) day period that the time within which to cure the same be extended for such period of time as may be necessary, exercising all due diligence, to complete the same); or

(c) If Tenant is adjudicated bankrupt, makes a general assignment for the benefit of creditors, or applies for or is forced into receivership, or seeks relief under any law for the relief of debtors; then and in such event Landlord at any time thereafter may give Notice to Tenant specifying such Event or Events of Default and stating that this Lease and the term hereof shall expire and terminate on the date specified in such Notice, which shall be at least ten (10) days after the giving of such Notice, and upon the date specified in such notice this Lease and the term hereof and all rights of Tenant under this Lease including any renewal privileges whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

22. Damages. If this Lease shall be terminated under the provisions of the preceding paragraph or by summary proceedings or otherwise, or if the Premises or any part thereof shall be abandoned by Tenant, Landlord-may in Landlord's own name, but as agent for Tenant if this Lease not be terminated, of if this Lease be terminated, in Landlord's own behalf, relet Premises or any part thereof, or said Premises, with additional premises for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent and alterations of the demised premises) as Landlord may determine in Landlord's uncontrolled discretion and may collect and receive rents therefore so long as Landlord lists the premises with a MLS realtor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, shall relieve Tenant of its liability and obligation under this Lease, whether or not the demised premises shall be relet. In any such event, Tenant shall

pay Landlord the rent and all other charges required to be paid by Tenant up to the time of such event. Thereafter:

(a) (i) Tenant, until the end of the term of this Lease, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the rent and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of this paragraph, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all commissions, operating expenses, legal expenses, reasonable attorneys' fees, alterations costs, and expenses of preparation of such reletting.

(ii) Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

(b) If the demised premises or any part thereof be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(c) If this Lease be terminated by summary proceedings or otherwise, or if the Premises are abandoned and whether or not the Premises be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this paragraph 24, the following: an amount equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the demised premises, and all reasonable costs and charges for the care of said Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by Landlord.

23. Surrender of Premises. Upon the expiration or the termination of the term of this Lease, or any extension of the term in accordance herewith, Tenant shall quit and surrender the Premises to Landlord in good order and broom clean condition, ordinary wear and damage excepted; and Landlord upon or at any such expiration or termination may without further notice enter upon and re-enter the Premises and possess and repossess Landlord thereof, summary proceedings, ejectment or other legal means, and may dispossess and remove Tenant and all other persons and property from the Premises. Tenant shall remove all of its property, including but not limited to trade fixtures, provided such removal can be accomplished without damage to the Premises. In the event any such removal would result in damage to the Premises, Tenant may remove such property only with the written consent of Landlord. Landlord may condition such consent on Tenant's placing in escrow an amount of money which Landlord in Landlord's sole discretion determines is sufficient to make any repairs necessitated by any such removal. Any property of Tenant or of anyone claiming under Tenant which shall remain on the Premises after the expiration or termination of the Lease term, shall be deemed to have been abandoned by Tenant, and either may be removed by Landlord as its property or may be disposed of in such manner as Landlord may see fit, and Landlord shall not be responsible for the same. Except as otherwise herein provided, any improvements to or installations on the Premises made by Tenant shall become the property of the Landlord and shall remain on the Premises at the termination of the Lease.

24. Access to Premises. Upon reasonable prior notice to Tenant (except in the event of an emergency, in which case no notice is required and Landlord can enter the Premises at any time), Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting same, preventing waste, loss or destruction, removing obstructions, making such repairs or alterations as it is obligated to make under the terms of this Lease, or to enforce any of Landlord's rights or powers under this instrument, and Landlord shall not be liable nor responsible for any loss that may accrue to Tenant's business by reason thereof. The Landlord may show the Premises to prospective tenants at any time during the last six (6) months of the term of hereof or any renewal term of this Lease, subject to the consent of Tenant which shall not be unreasonably withheld.

25. No Waiver. The failure of either party to enforce any covenant or condition of this lease shall not be deemed a waiver thereof or of the right of either party to enforce each

and every covenant and condition of this Lease. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing.

26. Limit on Landlord's Liability. Except as may be elsewhere herein provided, Landlord shall not be liable to Tenant or to any other person for (1) any business interruption loss, regardless of cause or fault; (b) any loss or damage to property while located within the leased premises, regardless of cause or fault; (c) any bodily injury to persons that occurs within the leased premises, regardless of cause or fault; and (d) any and all debts, demands, actions, causes of action, suits, sum and sums of money, damages, and liability whatsoever, both in law and in equity, which may be incurred by Tenant, resulting from occurrences during the operation or as a consequence of the operation of this Lease, or by virtue of said Tenant's insufficient liability insurance policy(ies).

27. Notices. All notices, bills or statements required hereunder shall be in writing, and shall be deemed to have been given if either delivered personally or mailed by certified or registered mail to Landlord at Landlord's address and to Tenant at the Premises. Either party may change the address for notice, bills or statements by giving notice of such changes as hereinabove set out.

28. Successors and Assigns. This lease and its covenants and conditions shall inure to the benefit of and be binding on Landlord and its successors and assigns and shall be binding on Tenant and permitted assigns of Tenant.

29. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant's paying the rent and observing and performing all the terms, covenants and conditions on Tenant's part to be performed and observed, Tenant may peaceably and quietly enjoy the Premises leased hereby.

30. Holding Over. Notwithstanding any provision or law or any judicial decisions to the contrary, no notice shall be required from either party to terminate this Lease on the expiration date herein specified, and anything herein contained and implied to the contrary notwithstanding, a holding over by the Tenant, his successors or assigns, beyond the expiration of such term, shall give rise to a tenancy from month to month only at a monthly rental rate equal to 150% the monthly rental rate in effect on the expiration date. Tenant will not enter into any sublease for a period beyond the expiration of this

Lease or, if this Lease be renewed, beyond any renewal period. If, nevertheless, any subtenant of Tenant or anyone holding by, through, or under Tenant should fail to surrender possession of the Premises, or any part thereof, by the expiration date of this Lease (or any renewal date, if this Lease should be renewed), Tenant shall take appropriate action or proceedings to remove any such subtenant or person from said Premises and shall conduct such action or proceedings with reasonable diligence and continuity until the completion thereof. While such action or proceedings are pending Tenant shall not be deemed a holdover Tenant but shall be deemed a month-to-month tenant at a monthly rent in the same amount as that provided for during the last month of the preceding term. If, within a reasonable time after expiration of the term or renewal term, as the case may be, Tenant shall have failed to remove any such subtenant or person, who shall be holding by, through, or under Tenant, Tenant shall reimburse Landlord for the reasonable cost and expense, including attorneys' fees, which Landlord may incur if Landlord shall seek to remove any such subtenant or person.

31. Entire Agreement. This Lease contains and fully integrates the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

32. Partial Payment of Rent. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

33. Title to Property to be Preserved. Tenant agrees, and notice is hereby given, that no mechanic's or other liens shall in any manner or degree affect the title of the Landlord

to land hereby leased, nor shall anything in this Lease contained authorize the Tenant to encumber or impair in any manner the title of the Landlord in the Premises, lands, buildings and personal property.

34. No Partnership Any intention to create a joint venture or partnership between the parties is expressly disclaimed.

35. Recovery by Tenant. Tenant agrees to look solely to the interest of Landlord in the land and improvements on which the Premises are situated to satisfy any judgment against Landlord as a result of any breach by Landlord of its obligation under this Lease. No other property of Landlord or any partners shall be subject to levy or execution as a result of any claim by Tenant against Landlord arising out of the relationship created by this Lease.

36. Estoppel Agreement. At the request of Landlord, Tenant shall, within 10 days, deliver to Landlord, or anyone designated by Landlord, a certificate stating the Commencement Date and the term certifying, as of that date, the date to which rent, additional rent, and other charges under this lease are paid, that this Lease is unmodified and in full force, and that Landlord is in default, stating the modification or the nature of the default and the amount of any claims.

37. Counterparts. This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Lease by signing any such counterpart.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

WITNESSES

[signature] Doug S. Campbell

Dated 9-28-15

LANDLORD
MILWHE PROPERTIES, LLC

By [signature]
Name: Micheal A. Whelan
Its:

Dated 9-29-15

WITNESSES

____

Dated______________________

TENANT

SALAMANDER TECHNOLOGIES, LLC

By______________________
Name: James Mandel
Its: President

Dated______________________

IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

WITNESSES

____

Dated______________

LANDLORD
MILWHE PROPERTIES, LLC

By______________________
Name: Micheal A. Whelan
Its:

Dated______________

WITNESSES

____

Dated 9/30/15

TENANT

SALAMANDER TECHNOLOGIES, LLC

By______________________
Name: James Mandel
Its: President

Dated 9/30/15

Exhibit A
Site Plan


122 West State Street
Entrance
Entrance
Unit 1
Entrance
Amy
Russ
Unit 2
Kitchen
Conference Room
Remote Employee
Records
Matthew
Ronnie
Dennis
Entrance
Sarah
Amanda
Josh
Unit 3
Parking